Exhibit 99.1

FOR IMMEDIATE RELEASE:	May 28, 2009

NW Natural Reports Strong Year in 2008 and Celebrates its 150th Year as a

Company with a Solid Start to 2009 at Annual Meeting of Shareholders

PORTLAND, Ore— Northwest Natural Gas Company, dba NW Natural (NYSE: NWN) at its annual meeting of shareholders today reported that the company delivered strong results in 2008 and in the first quarter of 2009, while leading the nation in customer service among gas utilities, according to the J.D. Power and Associates’ Gas Utility Customer Satisfaction Survey. The company also celebrated its 150th anniversary early in 2009.

“In 2008, we reported a very strong year financially, despite challenging economic conditions,” NW Natural President and Chief Executive Officer Gregg Kantor told shareholders at the 2009 annual meeting. “Equally important was the fact that we were rated first in the nation by J.D. Power for providing the best customer service among 59 other utilities in 2008.”

Earnings per share in 2008 were $2.61 on net income of $69.5 million. “We also reported strong 2009 first quarter results of $1.78 on May 1, compared to $1.63 per share in the same quarter of 2008,” reported David Anderson, NW Natural’s Senior Vice President and Chief Financial Officer.

Kantor added, “Because of the tough economic conditions our customers are struggling with, we requested an early refund to Oregon customers of $32 million in gas cost savings achieved from Nov. 1, 2008 to March 31, 2009.” The request was approved by the Public Utility Commission of Oregon and the refund will be provided to customers as a bill credit in June. Rates are normally set annually on Nov. 1 each year. NW Natural has filed a similar request with the Washington Utilities and Transportation Commission, which approved the request today at its scheduled meeting, resulting in a $4 million credit to Washington customers in June.

The company also noted it has increased dividends paid on common stock for 53 consecutive years, one of the few companies in the country to have achieved this accomplishment. Anderson added the company’s current annual indicated dividend is $1.58 per share.

During the meeting, shareholders re-elected directors Timothy P. Boyle, Mark S. Dodson, Gregg S. Kantor and George J. Puentes and ratified the appointment of PricewaterhouseCoopers LLP as the company’s independent registered public accountants for the fiscal year 2009.

Forward-Looking Statements

This release and other presentations made by NW Natural from time to time may contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events, performance, regulatory actions, and other statements that are other than statements of historical facts. The company’s expectations, beliefs and projections are expressed in good faith and are believed to have a reasonable basis. However, each such forward-looking statement involves uncertainties and is qualified in its entirety by reference to the factors described in Part I, “Forward-Looking Statements,” Part I, Item 1A, “Risk Factors,” and Part II, Item 7A, “Quantitative and Qualitative Disclosure about Market Risk” in the company’s most recent Annual Report on Form 10-K, and in Part I, “Forward-Looking Statements,” Part I, Item 3,

“Quantitative and Qualitative Disclosures about Market Risk,” and Part II, Item 1A, “Risk Factors” in the company’s most recent quarterly financial statement issued after the last Annual Report on Form 10-K, that could cause the actual results of the company to differ materially from those projected in such forward-looking statements.

All subsequent forward-looking statements, whether written or oral and whether made by or on behalf of the company, also are expressly qualified by these cautionary statements. Any forward-looking statement speaks only as of the date on which such statement is made, and the company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for the company to predict all such factors, nor can it assess the impact of each such factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements.

About NW Natural

NW Natural is headquartered in Portland, Ore., and serves more than 665,000 residential and business customers in Oregon and southwest Washington. It is the largest independent natural gas utility in the Pacific Northwest, and recognized its 150th year as a public company on Jan. 7, 2009. The company has approximately $2.4 billion in total assets, which includes about 16 Bcf of underground gas storage capacity within its service territory at Mist, Ore. NW Natural has increased its dividends paid on common stock for 53 consecutive years.

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For More Information, Contact:

Bob Hess (Investors)

Phone: 503-220-2388 or 1-800-422-4012, ext 2388

Email: Bob.Hess@nwnatural.com